                                                                     EXHIBIT 4.4

                               FORM OF DEBENTURE

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE ACT) EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

No. _______
US $__________

                     AMERICAN INTERNATIONAL PETROLEUM CORP.

              10% CONVERTIBLE SUBORDINATED (REDEEMABLE) DEBENTURE
                               DUE APRIL 1, 1998

         THIS DEBENTURE is one of a duly authorized issue of Debentures of American International Petroleum Corp., a corporation duly organized and existing under the laws of the State of Nevada (the "Company") designated as its 10% Convertible Subordinated Redeemable Debentures Due April 1, 1998, in an aggregate principal amount not exceeding One Million Five Hundred Thousand Dollars (U.S. $1,500,000).

         FOR VALUE RECEIVED, the Company promises to pay to ______________________ the registered holder hereof and its successors and assigns (the "Holder"), the principal sum of ______________________ Dollars (US $_________) on April 1, 1998 (the "Maturity Date"), and to pay interest on the principal sum outstanding, at the rate of 10% per annum due and payable quarterly in arrears commencing July 1, 1996. Accrual of interest shall commence on the date hereof and shall continue until payment in full of the outstanding principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Offshore Securities
Subscription Agreement dated as of __________________ between the Company and ________________________________ (the "Subscription Agreement"). The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time
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to time.  The Company will pay the outstanding principal of and all accrued and unpaid interest due upon this Debenture on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture as of the tenth (10th) day prior to the Maturity Date by check or on the Maturity Date by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted.

         This Debenture is subject to the following additional provisions:

         I. The Debentures are issuable in denominations of One Hundred Thousand Dollars (US$100,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same but not less than U.S. $25,000. No service charge will be made for such registration or transfer or exchange, except that transferee shall pay any tax or other governmental charges payable in connection therewith.

         I. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

         II. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the U.S. only in compliance with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any holder of this Debenture, electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Debenture, is also required to give the Company (i) written confirmation that it is not a U.S. Person and the Debenture is not being converted on behalf of a U.S. Person ("Notice of Conversion") or (ii) an opinion of U.S. counsel to the effect that the Debenture and shares of common stock issuable upon conversion or transfer thereof have been registered under the 1933 Act or are exempt from such registration. In the event a Notice of Conversion or opinion of counsel is not provided the Holder hereof



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will not be entitled to exercise the right to convert or transfer the
Debentures.

         III.    (a)      The Holder of this Debenture is entitled, at its
option, at any time commencing 45 days after closing of the Offering hereof to convert all or any amount over $25,000 of the original principal amount of this Debenture into shares of common stock, $0.08 par value per share, of the Company (the "Common Stock"), at a conversion price for each share or Common Stock equal to the lower of (x) 65% of the average closing bid price of the Common Stock for the five (5) business days immediately preceding the date of receipt by the Company of notice of conversion or (y) 65% of the average of the closing bid price of the Common Stock for the five (5) business days immediately preceding the date of Subscription by the Holder accepted by the Company ("Initial Conversion Shares") as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (the "Conversion Price"). The number of Shares issued under (y) above shall be referred to as (the "Initial Conversion Shares") To the extent that the calculation in (x) above requires the Company to issue more shares than the calculation in (y) above the number of excess shares shall be referred to herein as (the "Additional Conversion Shares"). Such conversion shall be effectuated by surrendering the Debentures to be converted (with a copy, by facsimile or courier, to the Company) to the Escrow Agent with the form of conversion notice attached hereto as Exhibit I, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The transferee or issuee shall execute such investment representations or other documents as are respectively required by counsel in order to ascertain the available registration exemption. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the assignment and conversion notice duly executed, to the Escrow Agent or, if earlier, the date set forth in such notice of conversion if the Debenture is received by the Company and Escrow Agent within five (5) business days thereafter. The transferee or issuee shall execute such investment representations or other documents as are reasonably required by counsel in order to ascertain the available registration exemption.

                 (b) Notwithstanding the provisions of paragraph 4(a) hereof, the Company may redeem any or all of the Debentures after issue hereof and prior to conversion by paying to the Holder in cash 135% of the then outstanding principal balance of the Debenture plus accrued interest to such date, and shall be less any amounts required by law to be deducted or withheld. Such payment shall be made by delivering immediately available funds in United States Dollars by wire transfer to the Holder, or if no wiring


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instructions have been provided to the company, by cashier's or certified check to the last address of Holder appearing on the Debenture Register. The wiring of such funds or the forwarding of such check shall constitute payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such wire or check plus any amount so deducted. Such payment also to be made by the Company within 15 days of receipt of a conversion notice by the Company from the Investor.

                 (c) Notwithstanding the provisions of paragraph 4(a) hereof, at any time on and after 120 days from the date of the issuance of the Debentures, if the average of the closing bid price for the Company's common shares for 5 consecutive trading days shall be in excess of US $1.50 as reported on NASDAQ, the Company may, at its sole option, exercised by five days prior written notice thereof to the holder require the Holders of the Debentures to convert that portion of the principal amount of the Debentures, not previously converted in accordance with the procedures set forth in Section 4(a) hereof, except that for purposes of Section 4(a)(i) the conversion date shall be the date specified in the Company's notice to Holder.

         IV. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin currency, herein prescribed.

         V. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

         8. If one or more of the following described "Events of Default" shall occur and continue for 30 days:

                 (a) The Company shall default in the payment of principal or interest on this Debenture; or

                 (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the


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                          Subscription Agreement shall be false or misleading
                          in any material respect at the time made; or

                 (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture [and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure]; or

                 (d) The Company shall (1) become insolvent; (2) admit in writing its liability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                 (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

                 (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

                 (g) Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                 (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within thirty (30) days after such instruction of the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or


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                 (i)      The Company shall have its Common Stock delisted from
                          the over-the-counter market.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         9.      (a)      This Debenture represents a general unsecured
                          obligation of the Company. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                 (b) The rights of any Holder to receive the principal sum or any part thereof, and to receive the interest due on this Debenture is and shall remain subordinate in priority to the payment of the principal of and interest on (i) all future obligations and guarantees of the Issuer for money borrowed from any bank, trust company, insurance company or other financial institution engaged in the business of lending money, for which the Issuer is at the time of determination responsible or liable as obligor or guarantor; (ii) all existing or future obligations of the Corporation secured by a lien, mortgage, pledge or other encumbrance against real or personal property (including common stock of the Corporation or any of its subsidiaries) of the Corporation; (iii) any modifications, renewals, extensions or refunding of the foregoing, except for any of such obligations of the Corporation the payment of which is made expressly subordinate and junior to this Debenture;
                          (iv) indebtedness under the MG Trade Finance Corp. ("MGTF") loan agreement (the "Loan Agreement") or any indebtedness incurred to refinance such


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                          obligations; (v) other indebtedness of the
                          Corporation existing on the date of this Debenture; and (vi) trade payables incurred in the ordinary course of business of the Corporation or its subsidiaries.

         10. The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky law or similar laws relating to the sale of securities.

         11. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

         12. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

         13. This Debenture shall be governed by and construed in accordance with the laws of New York. Holder hereby waives trial by jury and consents to exclusive jurisdiction and venue in the State of New York.


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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:__________________________________________________

                                          AMERICAN INTERNATIONAL PETROLEUM CORP.

By:________________________________________________________________


Title:___________________________


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                                   EXHIBIT I

                              NOTICE OF CONVERSION

  (To be Executed by the Registered Holder in order to Convert the Debenture)


         The undersigned hereby irrevocably elects to convert $______________ of the above Debenture No. ___ into Shares of Common Stock of American International Petroleum Corp. (the "Company") according to the conditions set forth in such Debenture, as of the date written below.

         The undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933, as amended, and is not converting the Debenture on behalf of any U.S. Person and the representations contained in the Subscription Agreement are true. If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date of Conversion*________________________________________________________

___________________________________________________________________________
Applicable Conversion
Price______________________________________________________________________

___________________________________________________________________________

Signature__________________________________________________________________

___________________________________________________________________________
[Print Name of Holder and Title of Signer]

Address:___________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

Medallion Signature Guaranty




* This original Debenture and Notice of Conversion must be received by the Company by the fifth business date following the Date of Conversion.


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                   OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT

         THIS OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT dated as of ___________, 1996 (the "Agreement"), is executed in reliance upon the exemption from registration afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Regulation S.

         This Agreement has been executed by the undersigned "Buyer" in connection with the private placement of 10% Convertible Debentures of American International Petroleum Corp., a corporation organized under the laws of the State of Nevada, with its principal executive offices located at 444 Madison Avenue, Suite 3203, New York, New York 10022 (hereinafter referred to as "Seller"). Buyer hereby represents and warrants to, and agrees with Seller:

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE 1933 ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

         VI.     Agreement To Subscribe; Purchase Price.

                 (a)      Subscription.   The undersigned Buyer hereby
subscribes for and agrees to purchase the Seller's 10% Convertible Debentures substantially in the form of the Debentures attached as Exhibit A hereto and having an aggregate original principal amount of up to U.S. $1,500,000 (singly, a "Debenture," and collectively, the "Debentures"), at an aggregate purchase price as set forth in subsection (b) herein.

                 (b) Payment. The aggregate Purchase Price for the Debentures shall be __________________________ United States Dollars (U.S. $___________) (the "Purchase Price"), which shall be payable pursuant to paragraph C herein by delivering immediately available funds in United States Dollars by wire transfer to the designated depository Barry B. Globerman, Esq., as Escrow Agent ("Escrow Agent") for closing by delivery of securities versus payment.
                 (c) Closing. Subject to the satisfaction of the conditions set forth in Sections 7 and 8 hereof, payments of the Purchase Price may be made from time to time in denominations of not less than $100,000 but all payments hereunder, in any event must be completed on or before ___________, 1996, or such earlier or later date as is mutually agreed to in writing by Buyer and Seller.


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         VII.    Buyer Representations and Covenants; Access to Information.

                 Offshore Transaction. In connection with the purchase and sale of the Debentures, Buyer represents and warrants to, and covenants and agrees with Seller as follows:

                          (i) Buyer is not a natural person and is not organized under the laws of any jurisdiction within the United States, was not formed by a U.S. Person (as defined in Section 902(o) of Regulation S) for the purpose of investing in Regulation S securities and is not otherwise a U.S. Person. Buyer is not, and on the closing date will not be, an affiliate of Seller;

                          (ii) At the time the buy order was originated, Buyer was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement;

                          (iii) No offer to purchase the Debentures or the common stock of Seller issuable upon conversion of the Debentures (collectively, the "Securities"), was made by Buyer in the United States;

                          (iv) Buyer is purchasing the Securities for its own account and Buyer is qualified to purchase the Securities under the laws of its jurisdiction of residence, and the offer and sale of the Securities will not violate the securities or other laws of such jurisdiction;

                          (v) All offers and sales of any of the Securities by Buyer prior to the end of the Restricted Period (as hereinafter defined) shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 903 and 904, as applicable, of Regulation S or pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration.
                 In any case, none of the Securities have been or will be encumbered, offered, sold or otherwise transferred by Buyer to, or for the account or benefit of, a U.S. Person or within the United States until after the end of the forty (40) day period commencing on the later of (x) the date of closing of the offering of the Securities or (y) the date of the first offer of the Securities to persons other than distributors (the "Restricted Period"), as calculated pursuant to Regulation S and certified by Buyer to Seller and thereafter only pursuant to a Registration Statement or an applicable exemption from the registration provision of the 1933 Act;


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
                          (vi) The transactions contemplated by this Agreement (a) have not been and will not be pre-arranged by Buyer with a purchaser located in the United States or a purchaser which is a U.S. Person, and (b) are not and will not be part of a plan or scheme by Buyer, to evade the registration provisions of the 1933 Act;

                          (vii) Buyer understands that the Securities are not registered under the 1933 Act and are being offered and sold to it in reliance on specific exclusions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such exclusions and the suitability of Buyer and any purchaser from Buyer to acquire the Securities;

                          (viii) Buyer shall take all reasonable steps to ensure its compliance with Regulation S and shall promptly send to each purchaser who acts as a distributor, dealer or a person receiving a selling concession, fee or other remuneration in respect of any of the Securities, who purchases prior to the expiration of the Restricted Period referred to in subparagraph (v) above, a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as Buyer pursuant to Section 109(c)(2)(iv) of Regulation S;

                          (ix) Buyer has not conducted or permitted and shall not conduct or permit on its behalf any "directed selling efforts" as that term is defined in Rule 902(b) of Regulation S; nor has Buyer conducted any general solicitation relating to the offer and sale of any of the Securities in the United States or elsewhere;

                          (x) Buyer has the full right, power and authority to enter into this Agreement and to consummate the transaction contemplated herein. This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                          (xi) The execution and delivery of this Agreement and the consummation of the purchase of the Securities, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms of provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material


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
                 agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Buyer or any of its properties or assets;

                          (xii) All invitation, offers and sales of or in respect of, any of the Securities, by Buyer and any distribution by Buyer of any documents relating to any offer by it of any of the Securities will be in compliance with applicable laws and regulations and will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country;

                          (xiii) Buyer will not make any offer or sale of the Securities by any means which would not comply with the laws and regulations of the territory in which such offer or sale takes place or to which such offer or sale is subject or which would in connection with any such offer or sale impose upon Seller any obligation to satisfy any public filing or registration requirement or provide or publish any information of any kind whatsoever or otherwise undertake or become obligated to do any act; and

                          (xiv) Neither the Buyer nor any of its affiliates has entered, has the intention of entering, or will during the Restricted Period enter into any put option, short position or other similar instrument or position with respect to any of the Securities or securities of the same class as the Securities.

                          (xv)    the Buyer (or others for whom it is
                 contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and it (or others for whom it is contracting hereunder) is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation.

                          (xvi) No Government Recommendation or Approval. Buyer understands that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of the Securities.

                          (xvii)  Current Public Information.  Buyer
                 acknowledges that it and its advisors, if  any, have been


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                 furnished with all materials relating to the business,
                 finances and operations of Seller and all materials relating to the offer and sale of the Securities which have been requested by Buyer, all of which contain a legend as required under Section 10 hereof. Buyer further acknowledges that it and its advisors, if any, have received complete and satisfactory answers to such inquiries.

                          (xviii) Buyer's Sophistication.  Buyer acknowledges
                 that the purchase of the Securities involves a high degree of risk, including the total loss of Buyer's investment. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities. Buyer understands that the Securities are not being registered under the 1933 Act, and therefore Buyer must bear the economic risk of this investment for an indefinite period of time.

                          (xix) Tax Status. Buyer is not a "10-percent Shareholder" (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code) of Seller.

         VIII.   Seller Representations and Covenants.

                 (a) Reporting Company Status. Seller is a "Reporting Issuer" as defined by Rule 902 of Regulation S. Seller has registered its Common Stock, $.08 par value per share (the "Common Stock"), pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and trades on NASDAQ. Seller has filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Securities (or for such shorter period that Seller has been required to file such material).

                 (b) Current Public Information. Seller has furnished Buyer with copies of its most recent reports, as amended, filed under the Exchange Act referred to in Section 2(xvii) above, and other publicly available documents requested by Buyer.

                 (c) Offshore Transaction. Seller has not offered any of the Securities to any person in the United States, any identifiable groups of U.S. citizens abroad, or to any U.S. Person, as such terms are used in Regulation S.

                          (i) At the time the buy order was originated, Seller and/or its agents reasonably believe the Buyer was outside of the United States and was not a U.S. person, based on the representations of Buyer.

                          (ii) Seller and/or its agents reasonably believe that the transaction has not been pre-arranged with a buyer in the United States, based on the representations of Buyer.

                          (iii) No offer to buy or sell the Securities was or will be made by Seller to any person in the United States.

                          (iv) The sale of the Securities by Seller pursuant to this Agreement will be made in accordance with the provisions and requirements of Regulation S provided that the representations and warranties of Buyer in Section 2 hereof are true and correct.

                          (v) The transactions contemplated by this Agreement (a) have not been and will not be pre-arranged by Seller with a purchaser located in the United States or a purchaser which is a U.S. Person, and (b) are not and will not be part of a plan or scheme by Seller to evade the registration provisions of the 1933 Act.

                 (d) No Directed Selling Efforts. In regard to this transaction, Seller has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has Seller conducted any general solicitation relating to the offer and sale of any of the Securities in the United States or elsewhere.

                 (e) Concerning the Securities. The issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Debenture has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Debentures, shall be duly and validly issued, fully paid, and non-assessable and will not subject the holders thereof, if such persons are non-U.S. persons, to personal liability by reason of being such holders.
There are no pre-emptive rights of any shareholder of Seller.

                 (f) Subscription Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

                 (g) Non-contravention. The execution and delivery of this Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of Seller, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Seller or any of its properties or assets.

                 (h) Approvals. Seller is not aware of any authorization, approval or consent of any U.S. governmental body which is legally required for the issuance and sale of the Debentures and the Common Stock issuable upon conversion thereof to persons who are non-U.S. Persons, as contemplated by this Agreement. Seller is relying entirely upon Buyer and Distributor with respect to foreign consents and approvals.

         IX. Exemption; Reliance on Representations. Buyer understands that the offer and sale of the Securities are not being registered under the 1933 Act. Seller and Buyer are relying on the rules governing offers and sales made outside the United States pursuant to Regulation S.

         X.      Irrevocable Treasury Orders and Transfer Agent Instructions.

                 (a) Irrevocable Treasury Orders. Upon issuance of the Debentures, the Company will issue to the Escrow Agent Irrevocable Treasury Orders in the form of Exhibit B hereto which shall be submitted to the Company's transfer agent upon conversion of the Debentures pursuant to the Escrow Agreement attached hereto as Exhibit C. The Common Stock to be issued upon conversion shall not have any restrictive legend other than any Additional Conversion Shares.

                 (b) Debentures. Upon the conversion of the Debentures, the holder thereof shall submit such Debenture together with a notice of conversion to the Escrow Agent, and Seller and the Escrow Agent shall instruct Seller's transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture or Debentures are convertible in accordance with the provisions regarding conversion set forth in Exhibit A hereto. The Seller shall act as Debenture Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

                 (c) Common Stock to be Issued Without Restrictive Legend. Upon the conversion of any Debenture up to the total of the "Initial Conversion Amount" (as defined in the Debenture) and 40 days after the issuance of any "Additional Conversion Amount" (as defined in the Debenture) by a person who is a non-U.S. Person, Seller shall instruct Seller's transfer agent to issue Stock

Certificates up to the total of the "Initial Conversion Amount" (as defined in the Debenture) and 40 days after the "Additional Conversion Amount" (as defined in the Debenture) without restrictive legend in the name of Buyer upon receipt of an opinion of Buyer's Counsel to remove such legend (or its nominee (being a non-U.S. Person) or such non-U.S. Persons as may be designated by Buyer prior to the closing) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Seller warrants that no instructions other than these instructions and instructions to impose a "stop transfer" instruction with respect to the certificates until the end of the respective Restricted Period of the Initial Conversion Shares and Additional Conversion Shares, if any, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Seller. Nothing in this Section 5, however, shall affect in any way Buyer's or such nominee's obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

         XI. Registration. If upon conversion of Debentures effected by the Buyer pursuant to the terms of this Agreement the Company fails to issue certificates for shares of Common Stock issuable upon such conversion (the "Underlying Shares") to the Buyer bearing no restrictive legend (after the applicable Restrictive Period of the Initial Conversion Shares or Additional Conversion Shares, if any) for any reason other than the Company's reasonable good faith belief that the representations and warranties made by the Buyer in this Agreement or the Notice of Conversion were untrue when made, or if the restricted period under Regulation S is extended, or if Additional Conversion Amount Shares are required to be issued, then the Company shall be required, at the request of the Buyer and at the Company's expense, to effect the registration of the Underlying Shares and/or Additional Conversion Shares issuable upon conversion of the Debentures under the Act and relevant Blue Sky laws as promptly as is practicable. The Company and the Buyer shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. The Company shall file such a registration statement within 30 days of Buyer's demand therefor and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter. Such best efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the Securities and Exchange Commission, providing Buyer's counsel with a contemporaneous copy of all written communications from and to the staff of the Securities and Exchange Commission with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the Securities and Exchange Commission. Once declared effective by the Securities and Exchange Commission, the Company shall cause such registration statement to remain effective until the earlier of (i) the sale by the Buyer of all Underlying Shares registered or (ii) 120 days after the effective date of such registration statement. In the event the Company undertakes to file a Registration Statement on Form S-3 in connection with the Common Stock, upon the effectiveness of such Registration, Buyer shall have the option to sell the Common Stock pursuant thereto. The foregoing shall not in any way limit Buyer's rights in connection with the Common Stock pursuant to Regulation S.

         XII. Delivery Instructions. The Debentures being purchased hereunder shall be delivered to the Escrow Agent at such time and place as shall be mutually agreed by Seller and Buyer.

         XIII. Conditions To Seller's Obligation To Sell. Seller's obligation to sell the Debentures is conditioned upon:

                 (a) The receipt and acceptance by Seller of this Agreement as executed by Buyer.

                 (b) Delivery into the closing depository of good funds by Buyer as payment in full of the purchase price of the Debentures.

                 (c) All of the representations and warranties of the Subscriber contained in this Agreement shall be true and correct on the Payment Date with the same force and effect as if made on and as of the Payment Date. The Subscriber shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the Payment Date.

                 (d) No order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Debentures shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated.

                 (e) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would prevent the issuance of the Debentures. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued that would prevent the issuance of the Debentures.

         XIV. Conditions To Buyer's Obligation To Purchase. Buyer's obligation to purchase the Debentures is conditioned upon:

                 (a) The confirmation of receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement by the duly authorized officer of Seller.

                 (b)      Delivery of the Debentures to the Escrow Agent.

         XV. Offering Materials. All offering materials and documents used in connection with offers and sales of the Securities prior to the expiration of the Restricted Period referred to in Section 2(a)(v) hereof shall include statements to the effect that the Securities have not been registered under the 1933 Act or applicable state securities laws, and that neither Buyer, nor any direct or indirect purchaser of the Securities from Buyer, may directly or indirectly offer or sell the Securities in the United States or to U.S. Persons (other than distributors) unless that Securities are registered under the 1933 Act any applicable state securities laws, or any exemption from the registration requirements of the 1933 Act or such state securities laws is available. Such statements shall appear (1) on the cover of any prospectus or offering circular used in connection with the offer or sale of the Securities,
(2) in the underwriting section of any prospectus or offering circular used in connection with the offer or sale of the Securities, and (3) in any advertisement made or issued by Seller, Buyer, any other distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

         XVI. No Shareholder Approval. Seller hereby agrees that from the Closing Date until the issuance of Common Stock upon the conversion of the Debentures, Seller will not take any action which would require Seller to seek shareholder approval of such issuance unless such shareholder approval is required by law or regulatory body (including but not limited to the NASDAQ Stock Market, Inc.) as a result of the issuance of the Securities hereunder.

         XVII.   Miscellaneous.

                 (a) Except as specifically referenced herein or in the Distribution Agreement, this Agreement constitutes the entire contract between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or impled, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                 (b) Buyer is an independent contractor, and is not the agent of Seller. Buyer is not authorized to bind Seller, or to make any representations or warranties on behalf of Seller.

                 (c) Seller makes no representations or warranty with respect to Seller, its finances, assets, business prospects or otherwise. Buyer will advise each purchaser, if any, and potential purchaser of the Securities, of the foregoing sentence, and that such purchaser is relying on its own investigation with respect to all such matters, and that such purchaser will be given access to any and all documents and Seller personnel as it may reasonably request for such investigation.

                 (d) All representations and warranties contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

                 (e) This Agreement shall be construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. Buyer hereby waives trial by jury and consents to exclusive jurisdiction and venue in the State of New York. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

                 (f) Buyer agrees to indemnify and hold Seller harmless from any and all claims, damages and liabilities arising from Buyer's breach of its representations and/or covenants set forth herein.


AMOUNT SUBSCRIBED FOR

$_______________________________________________


           [The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

                                  Official Signatory of Seller:

                                  American International Petroleum Corp.

By:___________________________________________________________________________

Title:________________________________________________________________________

Accepted this ____ day of March, 1996



                          Official Signatory of Buyer:

                          __________________________________________


                          By:_________________________________________________

                          Title:______________________________________________



                          Address of Buyer:

                          ____________________________________________________

                          ____________________________________________________

                          ____________________________________________________

                          Fax No.:____________________________________________

                          Tel No.:____________________________________________

                            EXHIBIT 4.4 - SCHEDULE A
                              SCHEDULE OF HOLDERS
                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION
               10% CONVERTIBLE SUBORDINATED REDEEMABLE DEBENTURES

HOLDER                            COUNTRY          AMOUNT
- ------                            -------          ------
Rachel Shtern                     Israel           $ 250,000
Madison Trading                   Switzerland      $ 100,000
Pokaras, Inc.                     Switzerland      $ 300,000
Shalom Steinberg                  Israel           $ 200,000
RBB Bank AG                       Austria          $ 650,000